Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following unaudited Pro Forma Financial Information is based on the financial statements of Blue Rhino Corporation and subsidiaries (“Blue Rhino”) and the combined financial statements of Platinum Propane Holding, L.L.C. and subsidiaries (“Platinum”) and Ark Holding Company LLC and subsidiaries (“Ark”). Platinum and Ark are related businesses under common management and have accordingly been presented on a combined basis for both the historical financial statements, included elsewhere in this filing, and for the following pro forma statements.

The following unaudited consolidated pro forma balance sheet as of October 31, 2002 has been prepared as if the acquisitions of Platinum and Ark had occurred on that date. The following unaudited consolidated pro forma statements of operations for the year ended July 31, 2002, and for the three months ended October 31, 2002, give effect to the acquisitions by Blue Rhino of Platinum and Ark as if such transactions had occurred at August 1, 2001.

The closing date for the acquisitions of Platinum Propane, L.L.C. and Ark Holding Company LLC and their respective subsidiaries by Blue Rhino was November 22, 2002. The aggregate purchase price for the two acquisitions was approximately $32 million. The consideration paid by Blue Rhino in the two acquisitions consisted of approximately 1.1 million restricted shares of common stock valued, based on the closing price of Blue Rhino’s common stock on the Nasdaq National Market on November 22, 2002, at approximately $19 million, $3.1 million in assumed debt satisfied at closing, $4.9 million in advances, and $5.0 million in liabilities assumed. The acquisition of Platinum and Ark will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that amortization of goodwill cease and the carrying value of goodwill be evaluated for impairment at least annually using a fair value test. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values. On a preliminary basis, approximately $28.2 million of the purchase price was allocated to goodwill, with the balance allocated to equipment, vehicles and other assets. The allocation of the aggregate purchase price to the assets and liabilities acquired is based upon their estimated fair values. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary. The final allocation of the purchase price is not expected to differ materially from the preliminary allocation.

The pro forma financial information is based on the historical financial statements of Blue Rhino and the combined financial statements of Platinum and Ark and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Blue Rhino’s results of operations actually would have been if the acquisitions had occurred as of the dates indicated or what results will be for any future periods. In the opinion of the management of Blue Rhino, all adjustments necessary to present fairly the pro forma balance sheet and statements of operations have been made based on the terms and structure of the transaction. The unaudited pro forma financial information is qualified by reference to, and should be read in conjunction with: (a) the historical financial statements of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2002 and its Quarterly Report on Form 10-Q for the three months ended October 31, 2002; (b) the Current Report on Form 8-K of Blue Rhino Corporation filed November 27, 2002; and (c) the historical combined financial statements of Platinum and Ark for the year ended December 31, 2001 included in this filing.

BLUE RHINO CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET
AS OF OCTOBER 31, 2002
(in thousands)

	Blue	Combined Ark	Pro Forma		Pro Forma
	Rhino	and Platinum	Adjustments		Blue Rhino

ASSETS
Current assets:
Cash and cash equivalents	$1,706	$285			$1,991
Accounts receivable, net	18,935	1,676	$(1,265)	e	19,346
Inventories	15,365	1,512			16,877
Prepaid expenses and other current assets	4,454	581	(1,374)	e,f	3,661

Total current assets	40,460	4,054	(2,639)		41,875
Cylinders held under operating lease agreements, net	35,132				35,132
Property, plant and equipment, net	31,313	1,544	(321)	c	32,536
Intangibles, net	31,921		28,213	a	60,134
Other assets	5,035		(3,836)	e	1,199

Total assets	$143,861	$5,598	$21,417		$170,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,830	$8,522	$(6,101)	e	$16,251
Current portion of long-term debt and capital lease obligations	1,504	3,572	(3,110)	d	1,966
Accrued liabilities	3,464	1,022	1,191	a	5,677

Total current liabilities	18,798	13,116	(8,020)		23,894
Long-term debt and capital lease obligations, less current maturities	42,016	258	3,110	d	45,384

Total liabilities	60,814	13,374	(4,910)		69,278
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,505,965 shares issued and outstanding actual, 15,610,161 shares issued and outstanding pro forma	15		1	b	16
Capital in excess of par	93,090	9,870	8,680	b	111,640
Common stock warrants	5,366				5,366
Accumulated deficit	(16,339)	(17,659)	17,659	b	(16,339)
Accumulated other comprehensive loss	915	13	(13)	b	915

Total stockholders’ equity	83,047	(7,776)	26,327		101,598

Total liabilities and stockholders’ equity	$143,861	$5,598	$21,417		$170,876

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

BLUE RHINO CORPORATION

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
(amounts in thousands)

The historical balance sheet for Blue Rhino as of October 31, 2002 is derived from the unaudited financial statements as filed in Blue Rhino’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2002. The historical combined balance sheet for Platinum and Ark is derived from the unaudited internal balance sheets of the respective companies as of October 31, 2002.

(a)  Reflects the preliminary allocation of the purchase price for the acquisitions. Blue Rhino has not yet determined the final allocation of the purchase price. The final allocation of the purchase price is not expected to differ materially from the preliminary allocation.

The preliminary pro forma allocation of the purchase price is as follows:
Issuance of common stock	$18,551
Liabilities assumed	12,447
Acquisition liabilities	1,191

Total consideration	$32,189

Allocation of purchase price based on preliminary estimated values:
Goodwill	$28,213
Current assets	2,753
Property, plant, and equipment	1,223

$32,189

(b)  The adjustment to stockholders equity consists of:

Issuance of Blue Rhino common stock	$18,551
Elimination of the combined members’ deficit of Platinum and Ark	7,776

$26,327

(c)  Reflects adjustment of book value of property, plant, and equipment ($1,544) to estimated fair value ($1,223).

(d)  Reflects $3,110 of proceeds from Blue Rhino’s bank credit facility used to payoff assumed debt balances.

(e)  Reflects the elimination of intercompany balances between Blue Rhino and Platinum and Ark.

(f)  Eliminate Blue Rhino common stock and options held by Platinum and Ark ($374).

BLUE RHINO CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2002
(in thousands, except for per share amounts)

	Blue	Combined Ark	Pro Forma		Pro Forma
	Rhino	and Platinum	Adjustments		Blue Rhino

Net revenues	$205,585	$28,993	$(32,954)	a	$201,624
Operating costs and expenses:
Cost of sales	159,440	29,115	(32,607)	a	155,948
Selling, general, and administrative	21,886				21,886
Depreciation and amortization	7,888	493	(188)	b	8,193

Total operating costs and expenses	189,214	29,608	(32,795)		186,027

Income (loss) from operations	16,371	(615)	(159)		15,597
Interest and other expenses (income):
Interest expense	6,217	557	(380)	c,d,e	6,394
Loss on investee	714				714
Other, net	(422)	14	303	e	(105)

Income (loss) before income taxes	9,862	(1,186)	(82)		8,594
Income taxes	47				47

Net income (loss)	9,815	(1,186)	(82)		8,547
Preferred dividends	1,789				1,789

Income (loss) available to common stockholders	$8,026	$(1,186)	$(82)		$6,758

Earnings (loss) per common share:
Basic	$0.63				$0.49

Diluted	$0.55				$0.43

Shares used in per share calculations:
Basic	12,658		1,104	g	13,762

Diluted	14,701		1,103	g	15,804

The accompanying notes are an integral part of this unaudited pro forma statement of operations.

BLUE RHINO CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED OCTOBER 31, 2002
(in thousands, except for per share amounts)

	Blue	Combined Ark	Pro Forma		Pro Forma
	Rhino	and Platinum	Adjustments		Blue Rhino

Net revenues	$54,815	$9,237	$(11,564)	a	$52,488
Operating costs and expenses:
Cost of sales	41,351	12,055	(11,471)	a	41,935
Selling, general, and administrative	8,393				8,393
Depreciation and amortization	2,157	89	(44)	b	2,202

Total operating costs and expenses	51,901	12,144	(11,515)		52,530

Income (loss) from operations	2,914	(2,907)	(49)		(42)
Interest and other expenses (income):
Interest expense	1,256	191	(152)	c,d,e	1,295
Loss on investee	455				455
Other, net	(71)	(294)	449	e,f	84

Income (loss) before income taxes	1,274	(2,804)	(346)		(1,876)
Income taxes	15				15

Net income (loss)	1,259	(2,804)	(346)		(1,891)
Preferred dividends	71				71

Income (loss) available to common stockholders	$1,188	$(2,804)	$(346)		$(1,962)

Earnings (loss) per common share:
Basic	$0.08				$(0.13)

Diluted	$0.07				$(0.13)

Shares used in per share calculations:
Basic	14,121		1,104	g	15,225

Diluted	17,701		(2,476)	g,h	15,225

The accompanying notes are an integral part of this unaudited pro forma statement of operations.

BLUE RHINO CORPORATION

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
(amounts in thousands)

Historical balances for Blue Rhino for the year ended July 31, 2002, are derived from audited financial statements as filed in Blue Rhino’s Annual Report on Form 10-K for the year ended July 31, 2002. The historical balances for Blue Rhino for the three months ended October 31, 2002, are derived from unaudited financial statements as filed in Blue Rhino’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2002. The historical combined balances for Platinum and Ark are derived from unaudited monthly internal records of the respective companies for the corresponding periods.

(a)  Eliminate intercompany sales and cost of sales and leasing income and leasing cost between Platinum, Ark and Blue Rhino

(b)  Adjust depreciation expense based on estimated fair values.

(c)  Reflects interest expense (at an assumed rate of 4.75%) associated with the borrowings under Blue Rhino’s bank credit facility to payoff Platinum and Ark debt.

(d)  Eliminate interest expense incurred by Platinum and Ark associated with debt repaid at the closing date of the acquisition.

(e)  Eliminate intercompany interest charges between Platinum, Ark, and Blue Rhino.

(f)  Eliminate income recognized by Platinum and Ark on Blue Rhino stock options vesting during the period.

(g)  Reflects the issuance of Blue Rhino common stock in connection with the acquisitions.

(h)  Reflects the exclusion of common stock options and warrants as the effect is anti-dilutive.